Exhibit 21.1

HOSPIRA, INC.

US SUBSIDIARIES

January 31, 2011

Subsidiary Name	State/County of Incorporation
Hospira Worldwide, Inc.	Delaware
Hospira Boulder, Inc.	Delaware
Hospira Puerto Rico, LLC	Delaware
Mayne Pharma (PR) Inc.	Delaware
Hospira Fleet Services, LLC	Delaware
TheraDoc, Inc.	Delaware
Novocell, Inc.	Delaware
Javelin Pharmaceuticals, Inc.	Delaware

INTERNATIONAL AFFILIATES

Subsidiary Name	State/Country of Incorporation
Hospira Argentina SRL	Argentina
Hospira Austria GmbH	Austria
Hospira Pty Limited	Australia
Hospira Holdings (S.A.) Pty Ltd	Australia
Hospira Australia Pty Ltd	Australia
Mayne Pharma IP Holdings (Euro) Pty Ltd	Australia
Hospira Adelaide Pty Ltd	Australia
Hospira Ltd.	Bahamas
Hospira Holding Ltd.	Bahamas
Hospira Bahamas (Irish Manufacturing) Ltd.	Bahamas
Hospira Bahamas (Donegal) Corp.	Bahamas
Hospira Bahamas International Holdings Ltd.	Bahamas
Hospira Bahamas (Ireland) Corp.	Bahamas
Hospira Costa Rica Ltd.	Bahamas
Hospira Bahamas (Australia) Holdings Ltd.	Bahamas
HBAF Ltd.	Bahamas
Hospira Healthcare SPRL	Belgium

Subsidiary Name	State/Country of Incorporation
Hospira Benelux BVBA	Belgium
Hospira Produtos Hospitalares Limitada	Brazil
Hospira Healthcare Corporation	Canada
Hospira Chile Limitada	Chile
Shanghai Hospira Distribution Co., Ltd.	China
Hospira Limitada	Colombia
Hospira Zagreb d.o.o.	Croatia
Hospira Czech Republic s.r.o	Czech Republic
Hospira Finland Oy	Finland
Hospira France SAS	France
Hospira Deutschland GmbH	Germany
Hospira Limited	Hong Kong
Hospira Hong Kong Limited	Hong Kong
Hospira Healthcare India Private Limited	India
Hospira (non Resident Limited Co.)	Ireland
Hospira Ireland Sales Limited	Ireland
Hospira Ireland Holdings	Ireland (H)
Hospira S.p.A.	Italy
Hospira Italia S.r.l.	Italy
Hospira Japan Co., Ltd. / Hospira Japan K.K.	Japan
Hospira Korea Co. Ltd.	Korea
Hospira Malaysia Sdn Bhd	Malaysia
Hospira, S. de R.L. de C.V.	Mexico
Hospira Healthcare B.V.	Netherlands
Hospira Enterprises B.V.	Netherlands
Hospira NZ Limited	New Zealand
Hospira Peru SRL	Peru
Hospira Philippines, Inc.	Philippines
Mayne Pharma (Philippines), Inc.	Philippines
Hospira Portugal LDA	Portugal
Hospira Singapore Pte Ltd	Singapore
Hospira Pte. Ltd.	Singapore (H)

Subsidiary Name	State/Country of Incorporation
Hospria Slovakia s.r.o.	Slovak Republic
Hospira Productos Farmaceuticos y Hospitalarios, S.L.	Spain
Hospira Nordic AB	Sweden
Hospira Schweiz GmbH	Switzerland
Global Pharmaceuticals Limited	Thailand
Hospira UK Limited	UK
Hospira Aseptic Services Limited	UK